Exhibit 99.1

Liberty Global Completes Acquisition of Cable & Wireless Communications Plc
Combination of CWC and Liberty’s LiLAC Group creates the leading TV, broadband and telecoms firm in Latin America and the Caribbean

•	Serves 10 million[1] video, voice, broadband and mobile subscribers in more than 20 countries

•	Substantial B2B and submarine fiber network business to benefit from massive increase in bandwidth consumption

•	Scale benefits expected to support estimated low double-digit rebased operating cash flow[2] growth over medium term

•	Expect to recognize significantly more synergies than previously reported

•	Enlarged company well positioned to pursue further consolidation opportunities across the region

Denver, Colorado – May 16, 2016:
Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB, LBTYK, LILA and LILAK) today announced that it has completed its acquisition of Cable & Wireless Communications Plc (“CWC”) in a transaction valued at approximately $7.4 billion3 on an enterprise value basis.
The CWC business will be attributed to Liberty’s Latin American and Caribbean group (the “LiLAC Group”), which trades on the NASDAQ Global Select Market as a tracking stock of Liberty Global under the ticker symbols LILA and LILAK. The combination of CWC and the LiLAC Group creates the leading consumer and business-to-business (“B2B”) communications provider in the region. These operations will serve 10 million video, voice, broadband and mobile subscribers in more than 20 countries, are expected to generate over $3.5 billion4 of revenue on an annualized basis, and will become the leading platform for further consolidation in Latin America and the Caribbean.
Mike Fries, CEO of Liberty Global, said, “This is a big moment for us and I couldn’t be more excited about the potential of LiLAC and CWC together. We are joining two high-growth businesses in a region that is both underpenetrated and underserved in broadband, mobile data and pay TV services. By combining our operations, we are creating a unique and well-diversified Latin America and Caribbean investment vehicle, which we believe will enhance long-term equity value for our shareholders.”

He added, “I would like to personally congratulate Phil Bentley, outgoing CEO of CWC, for his great work over the last two and a half years. I would also like to welcome John Reid as interim CEO of CWC. We look forward to working closely with John over the next six months as we evaluate how best to structure and integrate CWC into the LiLAC Group and jointly explore new opportunities for growth and expansion. John was previously President of CWC’s Consumer Group and also held other high-profile management roles at Columbus Communications and Persona Communications.”
Mr. Reid said, “This is an exciting time for CWC and I am thrilled to work with the Liberty Global team as we plan for the next chapter of growth. By leveraging Liberty Global’s scale and management expertise I’m convinced we will accelerate innovation, enhance the speed and quality of our networks and expand opportunities for all stakeholders.”
LiLAC Group & CWC – Summary Data
The tables below provide an overview of selected data for both the LiLAC Group and CWC.

Subscribers[1]	LiLAC Group	CWC	Combined

Video	1,293,400	474,000	1,767,400
Broadband	1,347,600	690,000	2,037,600
Telephony	876,200	1,127,000	2,003,200
Mobile	132,000	4,109,000	4,241,000
Total	3,649,200	6,400,000	10,049,200

Financial Data ($mm)	LiLAC Group	CWC	Combined

Revenue[4]	$1,217	$2,384	$3,601

Total Assets[4]	$3,268	$6,943	$10,211

Other Data	LiLAC Group	CWC	Combined

Consumer, B2B & Networks Markets	2	18	20

Employees[5]	3,600	7,300	10,900

Countries with Operations

Liberty
Cable&Wireless
vtr.com
CWC Consumer/B2B/Networks
CWC B2B/Networks

CWC Markets (Consumer, B2B & Networks)		LiLAC Group Markets
Panama	Curacao	Puerto Rico
The Bahamas	Dominica	Chile
Jamaica	Grenada	
Barbados	Montserrat	
Trinidad & Tobago	St. Kitts & Nevis	
Anguilla	St. Lucia	
Antigua & Barbuda	St. Vincent & The Grenadines	
British Virgin Islands	Seychelles	
Cayman Islands	Turks & Caicos

Issuance of Shares and Dividend
The shares issued to CWC shareholders by Liberty Global in the transaction include 31,607,008 Liberty Global Class A ordinary shares, 77,379,774 Liberty Global Class C ordinary shares, 3,648,513 LiLAC Class A ordinary shares and 8,939,316 LiLAC Class C ordinary shares. CWC shareholders will also receive a dividend from CWC of 3 pence per CWC share.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of the transaction, including scale and synergy benefits and opportunities and increases in bandwidth consumption; the expected impact of the transaction on the combined operations and financial performance of CWC and the LiLAC Group, including expected rebased operating cash flow growth and annualized revenue; consolidation opportunities in the region and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include our ability to continue financial and operational growth at historic levels, continued use by subscribers and potential subscribers of our services, our ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty

Global’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
Further Information
The Liberty Global shares being issued in connection with the Acquisition have not been, and are not expected to be, registered under the United States (“U.S.”) Securities Act or under the securities laws of any state or other jurisdiction of the U.S. The Liberty Global shares are being issued pursuant to a Scheme of arrangement under United Kingdom law in reliance upon an exemption from the registration requirements of the U.S. Securities Act set forth in Section 3(a)(10) thereof. CWC shareholders (whether or not U.S. persons) who are or will be affiliates (within the meaning of Rule 144 under the U.S. Securities Act) of Liberty Global are subject to certain U.S. transfer restrictions relating to the Liberty Global shares received pursuant to the transaction. Specifically, Liberty Global shares delivered to such affiliated former CWC shareholders may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, absent registration under the U.S. Securities Act or an exemption therefrom.
About Liberty Global1
Liberty Global is the world’s largest international TV and broadband company, with operations in more than 30 countries across Europe, Latin America and the Caribbean. We invest in the infrastructure that empowers our customers to make the most of the digital revolution. Our scale and commitment to innovation enable us to develop market-leading products delivered through next-generation networks that connect our customers who subscribe to over 59 million television, broadband internet and telephony services. We also serve over ten million mobile subscribers and offer WiFi service across six million access points.
Liberty Global’s businesses are comprised of two stocks: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK) for our European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB), which consists of our operations in Latin America and the Caribbean.
The Liberty Global Group operates in twelve European countries under the consumer brands Virgin Media, Ziggo, Unitymedia, Telenet and UPC. The LiLAC Group operates in over 20 countries in Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Mas Movil and BTC. In addition, the LiLAC Group operates a submarine fiber network throughout the region in over 30 markets.
For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 8462 5151	Aimee Baxter	+1 646 561 3512
John Rea	+1 303 220 4238

_______________
1 Subscriber statistics for the LiLAC Group and CWC are as of March 31, 2016 and December 31, 2015, respectively, and are based on each entity’s subscriber counting policies. CWC’s subscriber counting policies may differ from those of Liberty Global. Accordingly, the combined subscriber statistics are not necessarily indicative of the actual number of subscribers to be reported by the combined operations once CWC conforms to Liberty Global’s subscriber counting policies.
2Represents rebased operating cash flow as customarily defined by Liberty Global.
3The CWC transaction value reflects (i) the fair value of CWC’s proportionate net debt as of September 30, 2015, (ii) the market value ascribed to the Liberty Global Class A ordinary shares, Liberty Global Class C ordinary shares, LiLAC Class A ordinary shares and LiLAC Class C ordinary shares based on the closing share prices of May 13, 2016 and (iii) a dividend from CWC of 3 pence per CWC share paid to CWC shareholders based on the USD/GBP foreign exchange spot rate on May 13, 2016.
4The revenue and total asset figures for the LiLAC Group are based on accounting principles generally accepted in the United States (“U.S. GAAP”) and for CWC are based on International Financial Reporting Standards as adopted by the European Union. Accordingly, the combined revenue figure is not necessarily indicative of the actual results that would have been reported if both entities had followed U.S. GAAP. Revenue figures are derived from amounts reported for each entity for the year ended December 31, 2015, including revenue for Columbus International Inc. (which was acquired by CWC on March 31, 2015) for the three months ended March 31, 2015. Total assets for the LiLAC Group and CWC are as of December 31, 2015 and September 30, 2015, respectively.
5Employee counts are as of December 31, 2015.

5